SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2002

PEOPLEPC INC.
(Exact Name of Registrant as Specified in its Charter)

State of Delaware	000-31299	13-4048510
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pine Street San Francisco, CA 94111
(Address of Principal Executive Office and Zip code)

(415) 742-4400
(Telephone Number, Including Area Code)

Item 5.    Other Events

On June 9, 2002, PeoplePC Inc., a Delaware corporation (“PeoplePC”), EarthLink, Inc., a Delaware corporation (“EarthLink”), and EL Sub, Inc., a Delaware corporation and wholly owned subsidiary of EarthLink (“Merger Sub”), entered into an Offer Agreement (the “Offer Agreement”). Pursuant to the terms of the Offer Agreement and subject to the terms and conditions contained therein, EarthLink will offer cash of $0.0171 in exchange for each outstanding share of common stock of PeoplePC for an aggregate purchase price of approximately $10 million. Pre-closing adjustments to the purchase price could raise the price per share to as much as $0.0245 per share, or approximately $14.3 million in total. Conditions of the tender offer include, among other things, that a majority of the PeoplePC common stock be tendered before the offer expires. Any shares not acquired in the tender offer would be acquired in a subsequent merger transaction at the final tender offer price. In addition, officers, directors, and certain stockholders of PeoplePC and their affiliates holding approximately 84 percent of PeoplePC’s outstanding shares of common stock have entered into a Stockholder Agreement (a “Stockholder Agreement”) with Earthlink and Merger Sub to irrevocably commit to tender their shares in the transaction.

The foregoing description of the Offer Agreement, the Stockholder Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Offer Agreement and the Stockholder Agreement, both of which are filed herewith as Exhibits 2.1 and 99.1 and incorporated herein by reference.

A copy of the press release issued by PeoplePC announcing the execution of the Offer Agreement is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

The information contained in this current report does not constitute an offer to purchase shares of PeoplePC Inc. or a solicitation/recommendation statement under the rules and regulations of the Securities and Exchange Commission.

EarthLink expects to commence the tender offer within 10 calendar days from the date of the Offer Agreement. Once the tender is commenced, EarthLink will mail offering materials to PeoplePC shareholders, and will file all necessary information with the Securities and Exchange Commission.

Investors are urges to read EarthLink’s and PeoplePC’s tender offer statement and other relevant documents regarding the tender offer when they become available because they will contain important information related to EarthLink, PeoplePC and the transaction.

Investors will be able to obtain these documents, when they become available, as well as other documents filed by EarthLink and PeoplePC, through the Securities and Exchange Commission’s web site, www.sec.gov. These documents will also be made available without charge to all PeoplePC shareholders by contacting the information agent for the offer as will be designated in the tender offer documents that will be distributed to PeoplePC’s shareholders.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

2.1	Offer Agreement by and among PeoplePC Inc., EarthLink, Inc., and EL Sub, Inc. dated as of June 9, 2002.

99.1	Form of Stockholder Agreement by and among EarthLink, Inc., EL sub, Inc., and certain stockholders dated as of June 9, 2002.

99.2	Press Release dated June 10, 2002.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLEPC INC.

By:	/s/ CHARLES ORTMEYER
Charles P. Ortmeyer Senior Vice President and General Counsel

Date:    June 11, 2002

3

EXHIBIT INDEX

Exhibit No.	Description

2.1	Offer Agreement by and among PeoplePC Inc., EarthLink, Inc., and EL Sub, Inc. dated as of June 9, 2002.

99.1	Form of Stockholder Agreement by and among EarthLink, Inc., EL sub, Inc., and certain stockholders dated as of June 9, 2002.

99.2	Press Release dated June 10, 2002.

4